SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2003

VCA Antech, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-16783	95-4097995
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12401 West Olympic Boulevard
Los Angeles, California 90064-1022
(Address of Principal Executive Offices)

(310) 571-6500
(Registrant’s Telephone Number)

ITEM 5.    OTHER EVENTS

On January 29, 2003, VCA Antech, Inc. and certain stockholders entered into an Underwriting Agreement with Credit Suisse First Boston LLC, Goldman, Sachs & Co., Banc of America Securities LLC, Salomon Smith Barney, Inc., Jefferies & Company, Inc. and Wells Fargo Securities, LLC for the sale of 10,050,000 shares of its common stock.

On January 29, 2003, in connection with the proposed redemption of its 15.5% Senior Notes due 2010, VCA Antech, Inc. entered into an Acknowledgment and Waiver with the holders of these notes and JPMorgan Trust Company, National Association, as Trustee under the Indenture governing these notes.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the announcement by VCA Antech, Inc. of the pricing of an offering of 10,050,000 shares of its common stock as presented in the press release of January 30, 2003.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits

1.1	Underwriting Agreement dated January 29, 2003.

10.1	Acknowledgment and Waiver dated January 29, 2003.

99.1	Press Release dated January 30, 2003, announcing the pricing of an offering of 10,050,000 shares of the common stock of VCA Antech, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 30, 2003	VCA Antech, Inc.

/s/ TOMAS W. FULLER
	By:	Tomas W. Fuller
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibits

1.1	Underwriting Agreement dated January 29, 2003.

10.1	Acknowledgment and Waiver dated January 29, 2003.

99.1	Press Release dated January 30, 2003, announcing the pricing of an offering of 10,050,000 shares of the common stock of VCA Antech, Inc.

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